Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated December 11, 1996 appearing in MicroAge, Inc's Annual Report on Form 10-K for the fiscal year ended November 3, 1996.



PRICE WATERHOUSE LLP

Phoenix, Arizona
December 19, 1997